CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Telscape International, Inc.
Houston, Texas


As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report dated September 6, 1997 on the Financial Statements of Integracion de Redes, S.A. de C.V. for the two years ended December 31, 1996 and 1995, included in Telscape International, Inc.'s Current Report on Form 8-K/A dated October 6, 1997.


/s/ De Las Fuentes, De La Mora y Valdivia, S.C.

De Las Fuentes, De La Mora y Valdivia, S.C.


Mexico City
November 12, 1997